                                POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Catherine L. Hughes and Jerry C.
Jones,   or  either  of  them,   signing   singly,   as  her  true  and   lawful
attorneys-in-fact,  for such period of time that the  undersigned is required to file reports  pursuant to Section 16(a) of the Securities Act of 1934 ("Exchange
Act") due to her affiliation with Acxiom Corporation, to:

(1)  execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(2)  do and perform any and all acts for and on behalf of the undersigned  which may be necessary  to complete the  execution of any such Form 3, 4 or 5 and the  timely  filing of such  form with the  United  States  Securities  and
     Exchange Commission and any other authority as required by law; and

(3)  take  any  other  action  of any type  whatsoever  in  connection  with the foregoing  which,  in the  opinion  of  such  attorneys-in-fact,  may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents  executed by such  attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
     such  form  and  shall   contain   such  terms  and   conditions   as  such
     attorneys-in-fact may approve in their discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do every act  requisite,  necessary  and proper to be done in the exercise of any of the  rights  and  powers  herein  granted,  as fully to all  intents  and purposes as the undersigned could do if personally  present,  with full power of substitution,  hereby  ratifying and confirming all that such  attorneys-in-fact shall  lawfully do or cause to be done by virtue of this Power of  Attorney  and the rights and powers herein  granted.  The  undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are not  assuming  any of the  undersigned's  responsibilities  to comply with Section 16 of the Exchange Act.

IN WITNESS  WHEREOF,  the  undersigned  has caused  this Power of Attorney to be executed as of this 1st day of January, 2005.

                                              /s/ Holly Marr
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                                              Signature

                                              Holly Marr
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                                              Print Name